EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 30, 2007 (except with respect to the matter discussed in Note 14, as to which the date is February 22, 2007) in Amendment No. 5 to the Registration Statement (Form S-1, No. 333-138199) and the related Prospectus of Sourcefire, Inc. dated February 23, 2007 for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Baltimore, Maryland
February 22, 2007